Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE October 17, 2013	Media contacts: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com Ray McConville 908-559-3504 raymond.mcconville@verizon.com

Verizon Posts Double-Digit Earnings Growth and

Continued Strong Operating Performance in 3Q

3Q 2013 HIGHLIGHTS

Consolidated

•	78 cents in earnings per share (EPS), including a non-operational net gain of 1 cent per share, compared with 56 cents per share in 3Q 2012.

•	77 cents in adjusted EPS (non-GAAP), a 20.3 percent increase compared with adjusted EPS of 64 cents per share in 3Q 2012.

Wireless

•

8.4 percent year-over-year increase in service revenues in 3Q 2013; 8.0 percent increase in retail service revenues; 33.8 percent operating income margin and 51.1 percent segment EBITDA margin on service revenues (non-GAAP).

•

Added 1.1 million net retail connections, including 927,000 net retail postpaid connections; low retail postpaid churn of 0.97 percent; 101.2 million total retail connections, 95.2 million total retail postpaid connections.

•	4G LTE service now available to more than 303 million people in more than 500 markets across the United States.

Verizon News Release, page 2

Wireline

•	4.3 percent year-over-year increase in consumer revenues; consumer ARPU (average revenue per user) up 8.7 percent year over year.

•	173,000 FiOS Internet and 135,000 FiOS Video net additions, with continued increased sales penetration for both services; 56,000 net broadband customer additions.

•	5.2 percent year-over-year increase in revenues for global enterprise strategic services.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported year-over-year double-digit percentage growth in operating income and earnings per share for the third consecutive quarter. Third-quarter 2013 results showed continued high customer demand for Verizon Wireless, FiOS and strategic enterprise services.

Lowell McAdam, Verizon chairman and CEO, said: “These strong third-quarter results reflect Verizon’s long-term investment in reliable, high-quality networks to deliver value to customers. Our unwavering focus on wireless, FiOS and strategic enterprise services has produced consistent performance, and we’ve delivered double-digit earnings growth in six of the past seven quarters. Verizon’s strategic networks form a powerful distribution platform for future growth and innovation.”

Verizon reported 78 cents in EPS in third-quarter 2013, compared with 56 cents per share in third-quarter 2012. Third-quarter 2013 results include a non-operational gain of 2 cents per share related to the sale of wireless spectrum, partially offset by 1 cent per share in incremental interest expense related to the financing of Verizon’s planned purchase of Vodafone Group PLC’s 45 percent stake in Verizon Wireless.

Adjusted third-quarter 2013 earnings of 77 cents per share increased 20.3 percent, compared with an adjusted 64 cents per share in third-quarter 2012, which excluded 8 cents per share in charges related to patent-litigation settlements.

Verizon News Release, page 3

Consolidated Results Highlighted by Revenue and Cash Flow Growth

Verizon’s consolidated revenue growth increased for the third consecutive quarter, with 84 percent of third-quarter 2013 revenues generated by Verizon Wireless, FiOS and strategic enterprise services.

Consolidated Highlights

•

Total operating revenues in third-quarter 2013 were $30.3 billion, a 4.4 percent increase compared with third-quarter 2012. This is the fourth consecutive quarter of year-over-year revenue growth of more than 4 percent.

•

Operating income increased 30.0 percent, to $7.1 billion in third-quarter 2013, compared with $5.5 billion in third-quarter 2012. Operating income margin was 23.5 percent in third-quarter 2013, compared with 18.9 percent in third-quarter 2012.

•

Consolidated EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) grew 16.9 percent year over year, totaling $11.3 billion in third-quarter 2013. EBITDA margin (non-GAAP) expanded to 37.3 percent in third-quarter 2013, up from 33.3 percent in third-quarter 2012.

•

Cash flow from operating activities totaled $28.4 billion in the first nine months of 2013, a 14.7 percent increase compared with $24.8 billion in the first nine months of 2012. Over these same time periods, capital expenditures totaled $11.8 billion in 2013 and $11.3 billion in 2012. Verizon estimates that 2013 capital spending will total approximately $16.6 billion.

•

Free cash flow (non-GAAP, cash flow from operations less capital expenditures) totaled $16.6 billion in the first nine months of 2013, a 23.3 percent increase compared with $13.4 billion in the first nine months of 2012.

Since early September, Verizon successfully arranged the required permanent financing of the Vodafone transaction, with a $49 billion debt offering and an agreement for up to $12 billion in term loans. Also, Verizon’s Board of Directors approved a quarterly dividend increase for the seventh consecutive year.

Verizon News Release, page 4

Verizon Wireless: Strong Profitability, and Customer and Revenue Growth

In third-quarter 2013, Verizon Wireless delivered consistently strong growth in retail postpaid net additions and revenues; an increase in smartphone penetration; and continued high segment EBITDA margin on service revenues (non-GAAP).

Wireless Financial Highlights

•

Total revenues were $20.4 billion in third-quarter 2013, up 7.2 percent year over year. Service revenues in the quarter totaled $17.5 billion, up 8.4 percent year over year. Retail service revenues grew 8.0 percent year over year, to $16.8 billion.

•	Retail postpaid ARPA (average revenue per account) increased 7.1 percent over third-quarter 2012, to $155.74 per month.

•

In third-quarter 2013, wireless operating income margin was 33.8 percent, compared with 31.8 percent in third-quarter 2012. Segment EBITDA margin on service revenues was 51.1 percent, up 110 basis points over third-quarter 2012.

•

Verizon Wireless is on track to deliver 49 percent to 50 percent segment EBITDA margin on service revenues for the full year. Through the first three quarters of 2013, segment EBITDA margin on service revenues was 50.4 percent, with Verizon Wireless maintaining margins of 49 percent or higher in five of the past six quarters.

Wireless Operational Highlights

•

Verizon Wireless added 1.1 million net retail connections, including 927,000 retail postpaid net connections, in the third quarter. These additions exclude acquisitions and adjustments. The company expects customer growth to increase sequentially in the fourth quarter.

•	At the end of the third quarter, the company had 101.2 million retail connections -- a 5.5 percent increase year over year -- including 95.2 million retail postpaid connections.

•

Verizon Wireless had 35 million retail postpaid accounts at the end of the third quarter -- an average of 2.7 connections per account. Nearly 42 percent of retail postpaid accounts are now on a Share Everything Plan, which allows customers to share data among multiple devices.

•	At the end of the third quarter, smartphones accounted for more than 67 percent of the Verizon Wireless retail postpaid customer phone base, up from 64 percent at the end of second-quarter 2013.

•	Retail postpaid churn was 0.97 percent in the third quarter, up 6 basis points year over year. Retail churn was 1.28 percent in the third quarter, up 10 basis points year over year.

Verizon News Release, page 5

•

Verizon Wireless has substantially completed deployment of its 4G LTE network, covering more than 99 percent of its current 3G network footprint. The Verizon Wireless 4G LTE network is now available in more than 500 markets to 97 percent of the U.S. population and covers more than 303 million people, including those in areas served by the company’s LTE in Rural America partners.

•

The company continued to enhance its 4G LTE smartphone device lineup. In the third quarter, Verizon Wireless launched the HTC One, the DROID Mini, DROID Ultra and DROID Maxx, and the iPhone 5s and iPhone 5c. The company also launched a 4G LTE Broadband Router with Voice, which can be used to connect landline phones and wireless data devices simultaneously. In early October, the company launched the Samsung Galaxy Note 3.

•

In August, Verizon Wireless introduced Verizon EDGE, an innovative device upgrade plan that spreads the retail price of a phone with no contract over 24 months. Customers can upgrade to a new phone after six months if 50 percent of the retail price has been paid.

Wireline Reports Continued Strong Consumer Revenue Growth

Verizon’s Wireline segment reported continued strong growth in consumer revenues, driven by continued strong customer demand for FiOS services. The company is on track to achieve net new customer growth targets for FiOS in 2013. In enterprise and wholesale markets, sales of global enterprise strategic services continued to increase, and constitute a larger percentage of the revenue base.

Wireline Financial Highlights

•

Consumer revenues were $3.7 billion, an increase of 4.3 percent compared with third-quarter 2012. Consumer revenues have grown more than 4 percent year over year for five consecutive quarters. Consumer ARPU for wireline services increased to $112.86 in third-quarter 2013, up 8.7 percent compared with third-quarter 2012.

•	FiOS revenues grew 13.4 percent, to $2.8 billion in third-quarter 2013, compared with $2.5 billion in third-quarter 2012.

•

Wireline operating income margin was 1.6 percent in third-quarter 2013, up 120 basis points over third-quarter 2012. Segment EBITDA margin (non-GAAP) was 22.7 percent, compared with 21.7 percent in third-quarter 2012. Verizon continues to expect that full-year 2013 Wireline EBITDA margin will be similar to 2012 when excluding impacts of Superstorm Sandy from last year’s results. The company also continues to target improved Wireline profitability and margin expansion in 2014.

Verizon News Release, page 6

•

Sales of strategic services to global enterprise customers increased 5.2 percent compared with third-quarter 2012 and represented 58 percent of total enterprise revenues. Strategic services include cloud and data center services, security and IT solutions, advanced communications, strategic networking and telematics services. Earlier this month, Verizon announced its new cloud services strategy.

Wireline Operational Highlights

•

In third-quarter 2013, Verizon added 173,000 net new FiOS Internet connections, up 27.2 percent from third-quarter 2012 -- and 135,000 net new FiOS Video connections, up 13.4 percent. Verizon had a total of 5.9 million FiOS Internet and 5.2 million FiOS Video connections at the end of the quarter, representing year-over-year increases of 12.6 percent for each.

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 39.2 percent at the end of third-quarter 2013, compared with 37.0 percent at the end of third-quarter 2012. In the same periods, FiOS Video penetration was 34.9 percent, compared with 32.9 percent. The FiOS network passed 18.3 million premises by the end of third-quarter 2013.

•

Verizon is enriching the FiOS Video customer value proposition by adding free anytime, anywhere mobile access to nine of the most popular TV channels via the FiOS Mobile app (iPad, iPhone, select Android tablets and smartphones, and Kindle Fire HD). Customers who download the app can also buy or rent more than 45,000 on-demand movie and TV show titles from Verizon FlexView. More live TV channels will be added in the coming months.

•

By the end of third-quarter 2013, more than 40 percent of FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 500 megabits per second, up from 35 percent at the end of second-quarter 2013.

•

Broadband connections totaled nearly 9.0 million at the end of third-quarter 2013, a 2.6 percent year-over-year increase. Overall, net broadband customers increased 56,000 in the third quarter, as FiOS Internet net customer additions more than offset a decline in subscribers for DSL-based High Speed Internet services.

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide enhanced services and to reduce ongoing repair costs. Through the first nine months of 2013, Verizon migrated nearly 250,000 homes to fiber, on track to exceed a target of 300,000 migrations within FiOS markets in 2013. By year-end 2013, Verizon projects it will have less than 1 million remaining customers served by copper in FiOS markets.

•

Verizon Enterprise Solutions completed agreements with, and began deploying innovative business technology solutions for, a variety of corporations and organizations around the globe in the quarter, including the American Red Cross, General Electric, Guggenheim Partners, JetBlue, Juniper Networks, Landstar Systems, Royal Caribbean Cruises, Ltd., Shangri-La Hotels, Synchronoss Technologies and the U.S. Department of the Interior.

Verizon News Release, page 7

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 101 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with nearly $116 billion in 2012 revenues, Verizon employs a diverse workforce of 178,300. For more information, visit www.verizon.com.

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NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the SEC), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our proposed transaction with Vodafone in the timeframe expected or at all; the ability to complete the Vodafone transaction in the timeframe expected or at all and the costs that could be required to do so; failure to obtain applicable regulatory or shareholder approvals in connection with the Vodafone transaction in a timely manner or at all; failure to satisfy other closing conditions to the Vodafone transaction or events giving rise to termination of the transaction agreement; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of financing; the ability of Verizon to complete the financing of the Vodafone transaction on satisfactory terms; significantly increased levels of indebtedness as a result of the Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/12	% Change	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	% Change

Operating Revenues	$ 30,279	$ 29,007	4.4	$ 89,485	$ 85,801	4.3

Operating Expenses
Cost of services and sales	10,960	10,991	(0.3)	32,925	33,206	(0.8)
Selling, general and administrative expense	8,037	8,366	(3.9)	24,232	23,943	1.2
Depreciation and amortization expense	4,154	4,167	(0.3)	12,423	12,323	0.8

Total Operating Expenses	23,151	23,524	(1.6)	69,580	69,472	0.2

Operating Income	7,128	5,483	30.0	19,905	16,329	21.9
Equity in earnings of unconsolidated businesses	19	62	(69.4)	134	237	(43.5)
Other income, net	20	10	*	84	63	33.3
Interest expense	(555)	(632)	(12.2)	(1,606)	(1,996)	(19.5)

Income Before Provision for Income Taxes	6,612	4,923	34.3	18,517	14,633	26.5
Provision for income taxes	(1,034)	(631)	63.9	(2,886)	(2,150)	34.2

Net Income	$ 5,578	$ 4,292	30.0	$ 15,631	$ 12,483	25.2

Net income attributable to noncontrolling interests	$ 3,346	$ 2,699	24.0	$ 9,201	$ 7,379	24.7
Net income attributable to Verizon	2,232	1,593	40.1	6,430	5,104	26.0

Net Income	$ 5,578	$ 4,292	30.0	$ 15,631	$ 12,483	25.2

Basic Earnings per Common Share
Net income attributable to Verizon	$ .78	$ .56	39.3	$ 2.24	$ 1.79	25.1

Weighted average number of common shares (in millions)	2,866	2,857		2,866	2,850

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$ .78	$ .56	39.3	$ 2.24	$ 1.79	25.1

Weighted average number of common shares-assuming dilution (in millions)	2,874	2,866		2,874	2,859

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	9/30/13	12/31/12	$ Change

Assets
Current assets
Cash and cash equivalents	$ 56,710	$ 3,093	$ 53,617
Short-term investments	631	470	161
Accounts receivable, net	12,111	12,576	(465)
Inventories	1,193	1,075	118
Prepaid expenses and other	3,060	4,021	(961)

Total current assets	73,705	21,235	52,470

Plant, property and equipment	218,336	209,575	8,761
Less accumulated depreciation	129,809	120,933	8,876

	88,527	88,642	(115)

Investments in unconsolidated businesses	3,423	3,401	22
Wireless licenses	76,503	77,744	(1,241)
Goodwill	24,339	24,139	200
Other intangible assets, net	5,732	5,933	(201)
Other assets	4,446	4,128	318

Total Assets	$ 276,675	$ 225,222	$ 51,453

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 8,202	$ 4,369	$ 3,833
Accounts payable and accrued liabilities	15,622	16,182	(560)
Other	6,467	6,405	62

Total current liabilities	30,291	26,956	3,335

Long-term debt	90,938	47,618	43,320
Employee benefit obligations	33,738	34,346	(608)
Deferred income taxes	25,821	24,677	1,144
Other liabilities	5,622	6,092	(470)

Equity
Common stock	297	297	—
Contributed capital	37,918	37,990	(72)
Accumulated deficit	(1,768)	(3,734)	1,966
Accumulated other comprehensive income	2,118	2,235	(117)
Common stock in treasury, at cost	(3,970)	(4,071)	101
Deferred compensation - employee stock ownership plans and other	390	440	(50)
Noncontrolling interests	55,280	52,376	2,904

Total equity	90,265	85,533	4,732

Total Liabilities and Equity	$ 276,675	$ 225,222	$ 51,453

Verizon – Selected Financial and Operating Statistics

Unaudited	9/30/13	12/31/12

Total debt (in millions)	$ 99,140	$ 51,987
Net debt (in millions)	$ 42,430	$ 48,894
Net debt / Adjusted EBITDA (1)	1.1x	1.3x
Common shares outstanding end of period (in millions)	2,862	2,859
Total employees	178,300	183,400
Quarterly cash dividends declared per common share	$ 0.5300	$ 0.5150

Footnotes:

(1)	Adjusted EBITDA excludes the effects non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	$ Change

Cash Flows From Operating Activities
Net Income	$ 15,631	$ 12,483	$ 3,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,423	12,323	100
Employee retirement benefits	649	1,126	(477)
Deferred income taxes	3,011	1,665	1,346
Provision for uncollectible accounts	746	709	37
Equity in earnings of unconsolidated businesses, net of dividends received	(100)	(197)	97
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,078)	(197)	(881)
Other, net	(2,895)	(3,154)	259

Net cash provided by operating activities	28,387	24,758	3,629

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(11,807)	(11,315)	(492)
Acquisitions of investments and businesses, net of cash acquired	(81)	(838)	757
Acquisitions of wireless licenses	(430)	(3,816)	3,386
Proceeds from dispositions of wireless licenses	2,111	—	2,111
Net change in short-term investments	(11)	28	(39)
Other, net	195	516	(321)

Net cash used in investing activities	(10,023)	(15,425)	5,402

Cash Flows From Financing Activities
Proceeds from long-term borrowings	49,166	—	49,166
Repayments of long-term borrowings and capital lease obligations	(2,392)	(2,878)	486
Increase (decrease) in short-term obligations, excluding current maturities	(324)	375	(699)
Dividends paid	(4,420)	(3,887)	(533)
Proceeds from sale of common stock	76	278	(202)
Purchase of common stock for treasury	(153)	—	(153)
Special distribution to noncontrolling interest	(3,150)	(4,500)	1,350
Other, net	(3,550)	(2,369)	(1,181)

Net cash provided by (used in) financing activities	35,253	(12,981)	48,234

Increase (decrease) in cash and cash equivalents	53,617	(3,648)	57,265
Cash and cash equivalents, beginning of period	3,093	13,362	(10,269)

Cash and cash equivalents, end of period	$ 56,710	$ 9,714	$ 46,996

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/12	% Change	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	% Change

Operating Revenues
Retail service	$ 16,776	$ 15,538	8.0	$ 49,367	$ 45,654	8.1
Other service	740	616	20.1	1,955	1,686	16.0

Service	17,516	16,154	8.4	51,322	47,340	8.4

Equipment	1,924	1,858	3.6	5,690	5,464	4.1
Other	959	1,012	(5.2)	2,886	3,070	(6.0)

Total Operating Revenues	20,399	19,024	7.2	59,898	55,874	7.2

Operating Expenses
Cost of services and sales	5,652	5,690	(0.7)	17,102	17,158	(0.3)
Selling, general and administrative expense	5,801	5,250	10.5	16,915	15,773	7.2
Depreciation and amortization expense	2,060	2,037	1.1	6,113	5,966	2.5

Total Operating Expenses	13,513	12,977	4.1	40,130	38,897	3.2

Operating Income	$ 6,886	$ 6,047	13.9	$ 19,768	$ 16,977	16.4
Operating Income Margin	33.8%	31.8%		33.0%	30.4%

Segment EBITDA	$ 8,946	$ 8,084	10.7	$ 25,881	$ 22,943	12.8
Segment EBITDA Service Margin	51.1%	50.0%		50.4%	48.5%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	9/30/13	9/30/12	% Change

Connections (‘000)
Retail postpaid	95,185	90,354	5.3
Retail prepaid	5,965	5,545	7.6

Retail	101,150	95,899	5.5

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/12	% Change	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	% Change

Net Add Detail (‘000) (1)
Retail postpaid	927	1,535	(39.6)	2,545	2,924	(13.0)
Retail prepaid	134	228	(41.2)	274	751	(63.5)

Retail	1,061	1,763	(39.8)	2,819	3,675	(23.3)

Account Statistics
Retail Postpaid Accounts (‘000) (2)				34,972	34,796	0.5
Retail postpaid ARPA	$ 155.74	$ 145.42	7.1	$ 152.84	$ 143.11	6.8
Retail postpaid connections per account (2)				2.72	2.60	4.6

Churn Detail
Retail postpaid	0.97%	0.91%		0.97%	0.90%
Retail	1.28%	1.18%		1.27%	1.18%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	84.9%	77.3%		84.5%	73.4%
Total Smartphone postpaid phone base (2)				67.2%	53.2%
Total Internet postpaid base (2)				10.2%	8.8%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,450	$ 2,133	14.9	$ 6,720	$ 6,066	10.8

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/12	% Change	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	% Change

Operating Revenues
Consumer retail	$ 3,709	$ 3,555	4.3	$ 10,941	$ 10,474	4.5
Small business	650	670	(3.0)	1,949	1,999	(2.5)

Mass Markets	4,359	4,225	3.2	12,890	12,473	3.3

Strategic services	2,115	2,010	5.2	6,281	5,962	5.4
Core	1,553	1,771	(12.3)	4,776	5,491	(13.0)

Global Enterprise	3,668	3,781	(3.0)	11,057	11,453	(3.5)

Global Wholesale	1,669	1,782	(6.3)	5,082	5,470	(7.1)
Other	118	126	(6.3)	349	394	(11.4)

Total Operating Revenues	9,814	9,914	(1.0)	29,378	29,790	(1.4)

Operating Expenses
Cost of services and sales	5,483	5,463	0.4	16,347	16,535	(1.1)
Selling, general and administrative expense	2,102	2,303	(8.7)	6,535	6,570	(0.5)
Depreciation and amortization expense	2,074	2,107	(1.6)	6,254	6,299	(0.7)

Total Operating Expenses	9,659	9,873	(2.2)	29,136	29,404	(0.9)

Operating Income	$ 155	$ 41	*	$ 242	$ 386	(37.3)
Operating Income Margin	1.6%	0.4%		0.8%	1.3%

Segment EBITDA	$ 2,229	$ 2,148	3.8	$ 6,496	$ 6,685	(2.8)
Segment EBITDA Margin	22.7%	21.7%		22.1%	22.4%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	9/30/13	9/30/12	% Change

Connections (‘000)
FiOS Video Subscribers	5,170	4,592	12.6
FiOS Internet Subscribers	5,946	5,280	12.6
FiOS Digital Voice residence connections	4,069	2,938	38.5

FiOS Digital connections	15,185	12,810	18.5

HSI	3,049	3,488	(12.6)
Total Broadband connections	8,995	8,768	2.6
Primary residence switched access connections	6,821	8,384	(18.6)
Primary residence connections	10,890	11,322	(3.8)

Total retail residence voice connections	11,421	12,005	(4.9)
Total voice connections	21,457	22,847	(6.1)

Unaudited	3 Mos. Ended 9/30/13	3 Mos. Ended 9/30/12	% Change	9 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	135	119	13.4	444	419	6.0
FiOS Internet Subscribers	173	136	27.2	522	463	12.7
FiOS Digital Voice residence connections	252	290	(13.1)	842	1,054	(20.1)

FiOS Digital connections	560	545	2.8	1,808	1,936	(6.6)

HSI	(117)	(144)	(18.8)	(322)	(365)	(11.8)
Total Broadband connections	56	(8)	*	200	98	*
Primary residence switched access connections	(379)	(459)	(17.4)	(1,161)	(1,522)	(23.7)
Primary residence connections	(127)	(169)	(24.9)	(319)	(468)	(31.8)

Total retail residence voice connections	(162)	(217)	(25.3)	(428)	(621)	(31.1)
Total voice connections	(371)	(431)	(13.9)	(1,046)	(1,290)	(18.9)

Revenue and ARPU Statistics
Consumer ARPU	$ 112.86	$ 103.86	8.7	$ 110.02	$ 102.02	7.8
FiOS revenues (in millions)	$ 2,823	$ 2,489	13.4	$ 8,187	$ 7,157	14.4
Strategic services as a % of total Enterprise revenues	57.7%	53.2%		56.8%	52.1%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,518	$ 1,484	2.3	$ 4,467	$ 4,617	(3.2)

Wireline employees (‘000)				83.6	87.4
FiOS Video Open for Sale (‘000)				14,824	13,957
FiOS Video penetration				34.9%	32.9%
FiOS Internet Open for Sale (‘000)				15,167	14,283
FiOS Internet penetration				39.2%	37.0%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

(dollars in millions)

Unaudited			3 Mos. Ended 9/30/12				3 Mos. Ended 9/30/13

Consolidated Operating Revenues			$ 29,007				$ 30,279

Adjusted EBITDA

						(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12	3 Mos. Ended 12/31/12	3 Mos. Ended 3/31/13	3 Mos. Ended 6/30/13	3 Mos. Ended 9/30/13

Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 3,906	$ 4,285	$ 4,292	$ (1,926)	$ 4,855	$ 5,198	$ 5,578
Add / (Subtract):
Provision (benefit) for income taxes	726	793	631	(2,810)	864	988	1,034
Interest expense	685	679	632	575	537	514	555
Other (income) and expense, net	(19)	(34)	(10)	1,079	(39)	(25)	(20)
Equity in earnings of unconsolidated businesses	(103)	(72)	(62)	(87)	5	(120)	(19)

Operating income (loss)	5,195	5,651	5,483	(3,169)	6,222	6,555	7,128
Add Depreciation and amortization expense	4,028	4,128	4,167	4,137	4,118	4,151	4,154

Consolidated EBITDA	$ 9,223	$ 9,779	$ 9,650	$ 968	$ 10,340	$ 10,706	$ 11,282

Other Items (Before Tax)
Gain on Spectrum License Transactions	—	—	—	—	—	—	(278)
Severance, Pension, and Benefit Charges/(Credits)	—	—	—	7,186	—	(237)	—
Litigation Settlements	—	—	384	—	—	—	—
Other Non-Operational Costs	—	—	—	276	—	—	—

	—	—	384	7,462	—	(237)	(278)

Consolidated Adjusted EBITDA	$ 9,223	$ 9,779	$ 10,034	$ 8,430	$ 10,340	$ 10,469	$ 11,004

Consolidated Operating Income Margin			18.9%				23.5%
Consolidated EBITDA Margin			33.3%				37.3%

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/12	9/30/13

Verizon Net Debt
Debt maturing within one year	$ 4,369	$ 8,202
Long-term debt	47,618	90,938

Total Debt	51,987	99,140
Less Cash and cash equivalents	3,093	56,710

Net Debt	$ 48,894	$ 42,430

Net Debt to Adjusted EBITDA Ratio	1.3x	1.1x

Adjusted EPS
Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/13

Earnings Per Common Share, Reported	$ 0.56	$ 0.78
Gain on Spectrum License Transactions	—	(0.02)
Wireless Transaction Costs	—	0.01
Litigation Settlements	0.08	—

Adjusted EPS	$ 0.64	$ 0.77

Free Cash Flow

	(dollars in millions)

Unaudited	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/13

Net cash provided by operating activities	$ 24,758	$ 28,387
Less Capital expenditures	11,315	11,807

Free Cash Flow	$ 13,443	$ 16,580

Verizon Communications Inc.

Reconciliations – Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/13

Wireless Segment EBITDA
Operating income	$ 6,047	$ 6,886	$ 16,977	$ 19,768
Add Depreciation and amortization expense	2,037	2,060	5,966	6,113

Wireless Segment EBITDA	$ 8,084	$ 8,946	$ 22,943	$ 25,881

Wireless total operating revenues	$ 19,024	$ 20,399	$ 55,874	$ 59,898

Wireless service revenues	$ 16,154	$ 17,516	$ 47,340	$ 51,322

Wireless operating income margin	31.8%	33.8%	30.4%	33.0%

Wireless Segment EBITDA service margin	50.0%	51.1%	48.5%	50.4%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/12	3 Mos. Ended 9/30/13	9 Mos. Ended 9/30/12	9 Mos. Ended 9/30/13

Wireline Segment EBITDA
Operating income	$ 41	$ 155	$ 386	$ 242
Add Depreciation and amortization expense	2,107	2,074	6,299	6,254

Wireline Segment EBITDA	$ 2,148	$ 2,229	$ 6,685	$ 6,496

Wireline total operating revenues	$ 9,914	$ 9,814	$ 29,790	$ 29,378

Wireline operating income margin	0.4%	1.6%	1.3%	0.8%

Wireline Segment EBITDA margin	21.7%	22.7%	22.4%	22.1%